SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                                   FORM 8-K

                                CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) March 19, 1997
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                      Commission File Number 1-5324
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                           NORTHEAST UTILITIES
                          --------------------
         (Exact name of registrant as specified in its charter)


                MASSACHUSETTS                 04-2147929
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


    174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01090-0010
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           (Address of principal executive offices)        (Zip Code)


                             (413) 785-5871
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          (Registrant's telephone number, including area code)


                             Not Applicable
                             --------------
      (Former name or former address, if changed since last report)

Item 5. Other Events

1. Dividend Suspension

     On March 25, 1997, the Board of Trustees of Northeast Utilities (NU) adopted a resolution suspending the quarterly dividends on NU s common shares indefinitely, beginning with the dividend that would have otherwise been payable for the quarter ending June 30, 1997. This action will not affect the payment of the dividend due on March 31, 1997.

     This action was taken primarily in light of the extended outages at Millstone Station and the adverse restructuring order of the New Hampshire Public Utilities Commission. Suspension of the dividend will enable NU to conserve approximately $130 million on an annual basis.

2. Charter Oak Energy, Inc.

     On March 25, the NU Board of Trustees also approved the offering for sale of Charter Oak Energy, Inc. (COE). COE develops and invests in domestic and international private power projects and currently has interests in five operating projects. NU had a net investment in COE of approximately $69.5 million as of December 31, 1996. COE no longer fits with NU s core business strategy of being of being a leading energy and energy services provider in the Northeastern United States. NU hopes to complete a sale by late 1997.

3. New Hampshire Public Utilities Commission (NHPUC) Restructuring Plan

     On March 19, 1997, the NHPUC issued a stay of its February 28, 1997 restructuring orders (Restructuring Orders) pending conclusion of rehearing on the Restructuring Orders. The NHPUC s stay is identical in scope and wording to the temporary restraining order issued by the United States District Court for Rhode Island (Federal District Court) on March 10, 1997. The March 10, 1997 order stayed the Restructuring Orders to the extent, and only to the extent, those orders established a rate-setting methodology that is not designed to recover Public Service Company of New Hampshire's (PSNH) costs of providing service and would require PSNH to write off any regulatory asset under applicable accounting standards.

     On March 20 and 21, 1997, the Federal District Court held hearings on PSNH s and affiliates action concerning the Restructuring Orders. The Federal District Court heard evidence concerning whether the case was ready to be decided by a court and whether the Federal court system was the correct forum. After testimony, the Federal District Court took these questions under advisement. The Federal District Court also issued an Amended Restraining Order staying the applicability of the Restructuring Orders in their entirety as to PSNH until further order of the Court.

     On March 24, 1997, the NHPUC held a procedural hearing in this matter and broadened its reconsideration to include matters relating to the relationship between PSNH s Rate Agreement and potential events of default specified in PSNH s and North Atlantic Energy Corporation s credit agreements. A procedural schedule is expected to be issued on March 31.

     For further information on New Hampshire restructuring issues, see "Item
1. Business-Competition and Cost Recovery and Rates-New Hampshire Retail Rates" in the Registrant s 1996 Form 10-K.






                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    NORTHEAST UTILITIES
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                                        Registrant




Date  March 27, 1997             By /s/John B.Keane
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                                   John B. Keane
                                   Vice President and Treasurer